EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Parent

Coastal Financial Corporation

Subsidiary                                     Percentage      State of
----------                                     ----------      --------
                                               Owned           Incorporation
                                               -----           -------------

Coastal Federal Bank                           100%            United States

Coastal Investor Services, Inc.                100%            South Carolina

Coastal Financial Capital Trust I (1)          100%            Delaware

Coastal Planners Holding Corporation (1)       100%            Delaware

Coastal Retirement Estate and Tax              100%            South Carolina
  Planners, Inc. (4)

Coastal Federal Holding Corporation (1)        100%            Delaware

Coastal Real Estate Investment                 100%            North Carolina
  Corporation (3)

Coastal Mortgage Bankers and                   100%            South Carolina
  Realty Co., Inc. (1)

Shady Forest Development                       100%            South Carolina
  Corporation (2)

Sherwood Development                           100%            South Carolina
  Corporation (2)

Ridge Development Corporation (2)              100%            South Carolina

501 Development Corporation (2)                100%            South Carolina

North Beach Investment, Inc. (2)               100%            South Carolina

--------------------------------------------------------------------------------

(1)   First tier subsidiaries of Coastal Federal.
(2) Second tier subsidiaries of Coastal Federal and first tier subsidiaries of Coastal Mortgage.
(3) First tier operating subsidiary of Coastal Federal Holding Corporation, consolidated with Coastal Federal for Regulatory Reporting.
(4)   First tier operating subsidiary of Coastal Planners Holding Corporation.


                                       67